EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-258622, 333-236816, 333-232500, 333-218645, 333-193553, 333-117024, and 333-73860) on Form S-8 and (No. 333-249882, and 333-70969) on Form S-3 of Jones Lang LaSalle Incorporated of our reports dated February 28, 2023, with respect to the consolidated financial statements of Jones Lang LaSalle Incorporated and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Chicago, Illinois
February 28, 2023